Exhibit 31.3

Certification of Chief Executive Officer

Pursuant to Rule 13a-14(a) Under the Securities Exchange Act of 1934

I, Brenton L. Saunders, President and Chief Executive Officer, certify that:

1. I have reviewed this Amendment to the annual report on Form 10-K of Allergan plc; and

2. Based on my knowledge, this Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2020

By:	/s/ BRENTON L. SAUNDERS
Brenton L. Saunders
President and Chief Executive Officer
(Principal Executive Officer)

Certification of Chief Executive Officer

Pursuant to Rule 13a-14(a) Under the Securities Exchange Act of 1934

I, Brenton L. Saunders, President and Chief Executive Officer, certify that:

1. I have reviewed this Amendment to the annual report on Form 10-K of Warner Chilcott Limited; and

2. Based on my knowledge, this Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2020

By:	/s/ BRENTON L. SAUNDERS
Brenton L. Saunders
President and Chief Executive Officer
(Principal Executive Officer)